UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 27, 2016

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CRYOLIFE, INC.

(Exact name of registrant as specified in its charter)
_________________________

Florida	1-13165	59-2417093
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1655 Roberts Boulevard, N.W.,  Kennesaw,  Georgia  30144
(Address of principal executive office) (zip code)

Registrant's telephone number, including area code: (770) 419-3355

_____________________________________________________________

(Former name or former address, if changed since last report)

_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 Financial Information

Item 2.02 Results of Operations and Financial Condition.

On October 26, 2016, CryoLife, Inc. (“CryoLife” or the “Company”) issued a press release announcing its financial results for the quarter ended September 30, 2016. CryoLife hereby incorporates by reference herein the information set forth in its press release dated October  26, 2016, a copy of which is attached hereto as Exhibit 99.1. Except as otherwise provided in the press release, the press release speaks only as of the date of such press release, and it shall not create any implication that the affairs of the Company have continued unchanged since such date.

The information provided pursuant to this Item 2.02 is to be considered “furnished” pursuant to Item 2.02 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended, nor shall it be deemed incorporated by reference into any of CryoLife’s reports or filings with the Securities and Exchange Commission, whether made before or after the date hereof, except as expressly set forth by specific reference in such report or filing.

Except for the historical information contained in this report, the statements made by CryoLife are forward-looking statements that involve risks and uncertainties. All such statements are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. CryoLife’s future financial performance could differ significantly from the expectations of management and from results expressed or implied in the press release. Please refer to the last paragraph of the text portion of the press release for further discussion about forward-looking statements. For further information on risk factors, please refer to “Risk Factors” contained in CryoLife’s Form 10-K filed for the year ended December 31, 2015 and its subsequent filings with the Securities and Exchange Commission, as well as in the press release furnished with this Form 8-K as Exhibit 99.1. CryoLife disclaims any obligation or duty to update or modify these forward-looking statements.

Section 5 Corp. Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 25, 2016, the Board of Directors (the “Board”) of CryoLife, Inc. a Florida corporation (NYSE: CRY) (the “Company”) increased the size of the Company’s Board to nine members and elected James W. Bullock, 60, as a director of the Company. Mr. Bullock will be included as one of the Company’s directors who will stand for reelection by the Company’s shareholders at the Company’s Annual Meeting to be held in May 2017. On October 25, 2016, the Company issued a press release regarding Mr. Bullock’s appointment, a copy of which is attached hereto.

The Board has affirmatively determined the Mr. Bullock qualifies as an independent director under the categorical standards of the corporate governance rules of New York Stock Exchange as defined under applicable law.

There are no arrangements or understandings between Mr. Bullock and any person pursuant to which Mr. Bullock was selected as a director, and there are no actual or proposed transactions between Mr. Bullock or any of his related persons and the Company that would require disclosure under Item 404(a) of Regulation S-K (17 CFR 229.404(a)) in connection with his appointment as a director of the Company.

As of the date of his appointment, Mr. Bullock is entitled to receive compensation and participate in the plans of the Company applicable to all of the Company’s directors, as more particularly described on page 16 of the Company’s proxy statement filed April 21, 2016, under the sub-heading “Elements of Non-Employee Director Compensation”. In accordance with such plans, Mr. Bullock will be granted, as soon as practicable after any applicable trading blackout has been lifted, a restricted stock award valued at $50,000 on the grant date, such award to vest on May 15, 2017. In addition, commencing on November 1, 2016, Mr. Bullock will receive monthly cash compensation for his service on the Board ($3,333.33/month) until such time as the Company’s Board determines to modify the cash component for director compensation or Mr. Bullock ceases to be a director. Each of the foregoing awards was made in respect of, and prorated to, Mr. Bullock’s service from the date of his appointment until the anticipated date of the Company’s next Annual Meeting.

Except as set forth above, there is no other material Company plan, contract or arrangement in which Mr. Bullock will participate in connection with his appointment.

On October 25, 2016,  the Company adopted a new form change of control agreement that will be executed by our named executive officers.  We note that Mr. Mackin has a separate change of control agreement in his employment agreement which will not be replaced.  The named executive officers’  new change of control agreement has a one-year annual renewal term; utilizes a double trigger requiring a change of control event and an employment action; provides a change of control severance payment of salary and cash bonus with a 2 times annual multiplier for the CFO, a 1.5 times annual multiplier for Senior Vice Presidents, and a 1 times annual multiplier for Vice Presidents; and, also as part of the change of control severance payment, provides for a period of health care coverage after separation.

Section 9Financial Statements and Exhibits.

Item 9.01(d)Exhibits

(a)Financial Statements

Not applicable

(b)Pro Forma Financial Information.

Not applicable.

(c)Shell Company Transactions.

Not applicable.

(d)Exhibits.

Exhibit Number	Description
99.1*	Press release dated October 26, 2016
99.2*	Press release dated October 25, 2016

*This exhibit is furnished, not filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, CryoLife, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRYOLIFE, INC.

Date: October 27, 2016	By: /s/ D. Ashley Lee
Name: D. Ashley Lee
Title: Executive Vice President, Chief Operating Officer and Chief Financial Officer